EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-1 (File Nos. 333-288653, 333-264967, 333-291597), Form S-3 (File No. 333-273153), and Form S-8 (File No. 333-285934) of our report dated February 23, 2026, except for Notes 1, 2, 6, 7, 9, and 12 which are dated March 17, 2026 with respect to the audited consolidated financial statements of Artelo Biosciences, Inc. appearing in this Form 8-K for the years ended December 31, 2025 and 2024.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 17, 2026